Exhibit 99.1

MidCap Financial Investment Corporation

Reports Financial Results for the Quarter Ended June 30, 2025

Results for the Quarter Ended June 30, 2025 and Other Recent Highlights:

•	Net investment income per share for the quarter was $0.39, compared to $0.37 for the quarter ended March 31, 2025

•	Net asset value per share as of the end of the quarter was $14.75, compared to $14.93 as of March 31, 2025, a decrease of 1.2%

•	New investment commitments made during the quarter totaled $262 million(1)

•	Gross fundings, excluding revolver fundings,(2) totaled $254 million for the quarter

•	Net fundings, including revolvers,(2) totaled $144 million for the quarter

•	Net leverage(3) was 1.44x as of June 30, 2025

•	In June, KBRA affirmed MFIC’s BBB- rating and maintained its Positive Outlook

•	The Company’s Board of Directors (the “Board”) appointed Kenneth Seifert as Chief Financial Officer and Treasurer of the Company, effective as of the close of business on June 30, 2025

•

The Company expects to receive a net repayment of approximately $90 million from Merx Aviation Finance, LLC, during the September quarter reducing its exposure to approximately 2.8% of the total portfolio, at fair value

•	On August 5, 2025, the Board declared a dividend of $0.38 per share payable on September 25, 2025 to stockholders of record as of September 9, 2025(4)

New York, NY — August 11, 2025 — MidCap Financial Investment Corporation (NASDAQ: MFIC) or the “Company,” today announced financial results for the quarter ended June 30, 2025. The Company’s net investment income was $0.39 per share for the quarter ended June 30, 2025, compared to $0.37 per share for the quarter ended March 31, 2025. The Company’s net asset value (“NAV”) was $14.75 per share as of June 30, 2025, compared to $14.93 as of March 31, 2025.

On August 5, 2025, the Board declared a dividend of $0.38 per share payable on September 25, 2025 to stockholders of record as of September 9, 2025.

Commenting on the Company’s results for the second quarter of 2025, Mr. Tanner Powell, Chief Executive Officer, stated, “Throughout the June quarter, we continued to deploy capital into assets sourced by MidCap Financial. Despite the competitive environment, we have remained disciplined in our underwriting and new commitments have what we believe to be strong credit attributes. NAV declined due to challenges faced by a handful of companies.”

Mr. Powell continued, “We’re very pleased to report that following the end of the June quarter, Merx, our aircraft leasing portfolio company, successfully completed a sale transaction and also received additional payments from insurers related to its aircraft in Russia. These developments are expected to lead to a post-quarter net repayment of approximately $90 million to MFIC, reducing our investment in Merx by nearly half. On a pro forma basis, MFIC’s investment in Merx will represent approximately 2.8% of our portfolio, at fair value. We expect to receive an additional paydown from Merx related to the sale transaction by the end of 2025 or in early 2026, which will further reduce MFIC’s exposure to Merx. We expect the redeployment of this capital into our core assets will be accretive to earnings going forward.”

(1)	Commitments made for the direct origination portfolio.
(2)

During the quarter ended June 30, 2025, direct origination revolver fundings totaled $35 million, direct origination revolver repayments totaled $28 million and Merx Aviation Finance, LLC. repaid $8.5 million.

(3)

The Company’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.

(4)	There can be no assurances that the Board will continue to declare a base dividend of $0.38 per share.

FINANCIAL HIGHLIGHTS

	June 30,	March 31,	December 31,	September 30,	June 30,
($ in billions, except per share data)	2025	2025	2024	2024	2024
Total assets	$3.46	$3.36	$3.19	$3.22	$2.55
Investment portfolio (fair value)	$3.33	$3.19	$3.01	$3.03	$2.44
Debt outstanding	$2.05	$1.94	$1.75	$1.77	$1.51
Net assets	$1.38	$1.39	$1.40	$1.42	$1.00
Net asset value per share	$14.75	$14.93	$14.98	$15.10	$15.38
Debt-to-equity ratio	1.49 x	1.39 x	1.25 x	1.25 x	1.51 x
Net leverage ratio (1)	1.44 x	1.31 x	1.16 x	1.16 x	1.45 x

(1)

The Company’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.

PORTFOLIO AND INVESTMENT ACTIVITY

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)*	2025	2024	2025	2024
Investments made in portfolio companies	$288.7	$245.4	$680.6	$398.2
Investments sold	(14.9)	—	(58.9)	—

Net activity before repaid investments	273.8	245.4	621.8	398.2
Investments repaid	(129.9)	(154.9)	(307.4)	(291.7)

Net investment activity	$144.0	$90.5	$314.4	$106.4

Portfolio companies, at beginning of period	240	154	233	152
Number of investments in new portfolio companies	14	18	34	25
Number of exited companies	(5)	(7)	(18)	(12)

Portfolio companies at end of period	249	165	249	165

Number of investments in existing portfolio companies	80	58	158	76

*	Totals may not foot due to rounding.

OPERATING RESULTS

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)*	2025	2024	2025	2024
Net investment income	$36.4	$29.5	$70.7	$58.1

Net realized and change in unrealized gains (losses)	(18.3)	(7.0)	(22.2)	(10.0)

Net increase in net assets resulting from operations	$18.1	$22.6	$48.4	$48.0

(per share)* (1)

Net investment income on per average share basis	$0.39	$0.45	$0.76	$0.89

Net realized and change in unrealized gain (loss) per share	(0.20)	(0.11)	(0.24)	(0.15)

Earnings per share — basic	$0.19	$0.35	$0.52	$0.74

*	Totals may not foot due to rounding.
(1)	Based on the weighted average number of shares outstanding for the period presented.

SHARE REPURCHASE PROGRAM *

During the three months ended June 30, 2025, the Company did not repurchase any shares.

Since the inception of the share repurchase program and through August 8, 2025, the Company repurchased 16,069,776 shares at a weighted average price per share of $15.82, inclusive of commissions, for a total cost of $254.2 million, leaving a maximum of $20.8 million available for future purchases under the current Board authorization of $275 million.

*	Share figures have been adjusted for the 1-for-3 reverse stock split which was completed after market close on November 30, 2018.

LIQUIDITY

As of June 30, 2025, the Company’s outstanding debt obligations, excluding deferred financing cost and debt discount of $6.3 million, totaled $2,058 million which was comprised of $125 million of Senior Unsecured Notes, which will mature on July 16, 2026, $80 million of Senior Unsecured Notes, which will mature on December 15, 2028, $232 million outstanding Class A-1 Notes in MFIC Bethesda CLO 1 LLC, $399 million outstanding secured debt in MFIC Bethesda CLO 2 LLC, and $1,222 million outstanding under the Company’s Senior Secured Facility (the “Facility”). As of June 30, 2025, $29 million in standby letters of credit were issued through the Facility. The available remaining capacity under the Facility was $409 million as of June 30, 2025, which is subject to compliance with a borrowing base that applies different advance rates to different types of assets in the Company’s portfolio.

CONFERENCE CALL / WEBCAST AT 8:30 AM EDT ON AUGUST 12, 2025

The Company will host a conference call on Tuesday, August 12, 2025, at 8:30 a.m. Eastern Time. All interested parties are welcome to participate in the conference call by dialing (800) 225-9448 approximately 5-10 minutes prior to the call; international callers should dial (203) 518-9708. Participants should reference either MidCap Financial Investment Corporation Earnings or Conference ID: MFIC0812 when prompted. A simultaneous webcast of the conference call will be available to the public on a listen-only basis and can be accessed through the Events Calendar in the Shareholders section of our website at www.midcapfinancialic.com. Following the call, you may access a replay of the event either telephonically or via audio webcast. The telephonic replay will be available approximately two hours after the live call and through September 2, 2025, by dialing (800) 753-4652; international callers should dial (402) 220-4235. A replay of the audio webcast will also be available later that same day. To access the audio webcast please visit the Events Calendar in the Shareholders section of our website at www.midcapfinancialic.com.

SUPPLEMENTAL INFORMATION

The Company provides a supplemental information package to offer more transparency into its financial results and make its reporting more informative and easier to follow. The supplemental package is available in the Shareholders section of the Company’s website under Presentations at www.midcapfinancialic.com.

Our portfolio composition and weighted average yields as of June 30, 2025, March 31, 2025, December 31, 2024, September 30, 2024 and June 30, 2024 were as follows:

	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Portfolio composition, at fair value:
First lien secured debt	93%	93%	92%	91%	90%
Second lien secured debt	0%	0%	1%	1%	1%

Total secured debt	93%	93%	93%	92%	91%
Unsecured debt	0%	0%	0%	0%	0%
Structured products and other	1%	1%	1%	2%	1%
Preferred equity	1%	1%	1%	1%	1%
Common equity/interests and warrants	5%	5%	5%	5%	7%
Weighted average yields, at amortized cost (1):
First lien secured debt (2)	10.4%	10.5%	10.8%	11.1%	11.9%
Second lien secured debt (2)	13.7%	13.8%	14.4%	14.0%	14.1%
Total secured debt (2)	10.4%	10.5%	10.8%	11.1%	11.9%
Unsecured debt portfolio (2)	9.5%	9.5%	9.5%	9.5%	—%
Total debt portfolio (2)	10.4%	10.5%	10.8%	11.1%	11.9%
Total portfolio (3)	9.2%	9.4%	9.5%	9.6%	9.9%
Interest rate type, at fair value (4):
Fixed rate amount	$0.0 billion	$0.0 billion	$0.0 billion	$0.0 billion	$0.0 billion
Floating rate amount	$3.0 billion	$2.9 billion	$2.7 billion	$2.7 billion	$2.1 billion
Fixed rate, as percentage of total	1%	1%	1%	1%	0%
Floating rate, as percentage of total	99%	99%	99%	99%	100%
Interest rate type, at amortized cost (4):
Fixed rate amount	$0.0 billion	$0.0 billion	$0.0 billion	$0.0 billion	$0.0 billion
Floating rate amount	$3.0 billion	$2.9 billion	$2.7 billion	$2.7 billion	$2.1 billion
Fixed rate, as percentage of total	1%	1%	1%	1%	0%
Floating rate, as percentage of total	99%	99%	99%	99%	100%

(1)	An investor’s yield may be lower than the portfolio yield due to sales loads and other expenses.
(2)	Exclusive of investments on non-accrual status.
(3)	Inclusive of all income generating investments, non-income generating investments and investments on non-accrual status.
(4)	The interest rate type information is calculated using the Company’s corporate debt portfolio and excludes aviation and investments on non-accrual status.

MIDCAP FINANCIAL INVESTMENT CORPORATION

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

(In thousands, except share and per share data)

	June 30, 2025	December 31, 2024
	(Unaudited)
Assets
Investments at fair value:
Non-controlled/non-affiliated investments (cost — $2,997,689 and $2,700,957, respectively)	$2,896,424	$2,605,329
Non-controlled/affiliated investments (cost — $176,195 and $142,686, respectively)	112,539	84,334
Controlled investments (cost — $321,227 and $333,754, respectively)	318,519	324,753
Cash and cash equivalents	68,985	74,357
Foreign currencies (cost — $2,902 and $1,487, respectively)	2,911	1,429
Receivable for investments sold	8,809	57,195
Interest receivable	28,564	19,289
Dividends receivable	659	709
Deferred financing costs	21,015	23,555
Prepaid expenses and other assets	3,458	—

Total Assets	$3,461,883	$3,190,950

Liabilities
Debt	$2,051,654	$1,751,621
Payable for investments purchased	4,773	4,190
Management fees payable	6,079	6,247
Performance-based incentive fees payable	3,849	5,336
Interest payable	16,561	12,813
Accrued administrative services expense	—	60
Other liabilities and accrued expenses	3,046	6,037

Total Liabilities	$2,085,962	$1,786,304

Commitments and contingencies (Note 8)

Net Assets	$1,375,921	$1,404,646

Net Assets
Common stock, $0.001 par value (130,000,000 shares authorized; 93,303,622 and 93,780,278 shares issued and outstanding, respectively)	$93	$94
Capital in excess of par value	2,652,015	2,658,090
Accumulated under-distributed (over-distributed) earnings	(1,276,187)	(1,253,538)

Net Assets	$1,375,921	$1,404,646

Net Asset Value Per Share	$14.75	$14.98

MIDCAP FINANCIAL INVESTMENT CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Investment Income
Non-controlled/non-affiliated investments:
Interest income (excluding Payment-in-kind (“PIK”) interest income)	$70,230	$60,146	$138,301	$120,142
Dividend income	—	41	—	53
PIK interest income	4,770	2,438	9,171	4,433
Other income	220	894	544	2,601
Non-controlled/affiliated investments:
Interest income (excluding PIK interest income)	1,517	1,102	2,745	1,401
Dividend income	200	235	440	235
PIK interest income	403	35	755	69
Controlled investments:
Interest income (excluding PIK interest income)	3,907	4,265	7,979	8,552
Other income	—	—	10	—

Total Investment Income	$81,247	$69,156	$159,945	$137,486

Expenses
Management fees	$6,079	$4,389	$12,140	$8,775
Performance-based incentive fees	3,849	5,572	10,282	11,610
Interest and other debt expenses	32,581	26,992	63,044	53,170
Administrative services expense	1,010	826	2,026	2,049
Other general and administrative expenses	1,611	2,103	2,859	4,232

Total expenses	45,130	39,882	90,351	79,836

Expense reimbursements	(280)	(267)	(1,086)	(434)

Net Expenses	$44,850	$39,615	$89,265	$79,402

Net Investment Income	$36,397	$29,541	$70,680	$58,084

Net Realized and Change in Unrealized Gains (Losses)
Net realized gains (losses):
Non-controlled/non-affiliated investments	$(16,788)	$28	$(13,200)	$(7,441)
Non-controlled/affiliated investments	(117)	—	(305)	—
Controlled investments	—	(15,700)	—	(15,700)
Foreign currency forward contracts	(610)	—	(610)	—
Foreign currency transactions	277	34	(36)	(584)

Net realized gains (losses)	(17,238)	(15,638)	(14,151)	(23,725)

Net change in unrealized gains (losses):
Non-controlled/non-affiliated investments	(2,524)	(4,548)	(8,611)	436
Non-controlled/affiliated investments	(883)	(2,691)	(2,393)	(5,033)
Controlled investments	4,946	15,942	6,295	17,555
Foreign currency forward contracts	(33)	—	(9)	—
Foreign currency translations	(2,550)	(51)	(3,364)	727

Net change in unrealized gains (losses)	(1,044)	8,652	(8,082)	13,685

Net Realized and Change in Unrealized Gains (Losses)	$(18,282)	$(6,986)	$(22,233)	$(10,040)

Net Increase (Decrease) in Net Assets Resulting from Operations	$18,115	$22,555	$48,447	$48,044

Earnings (Loss) Per Share — Basic	$0.19	$0.35	$0.52	$0.74

Important Information

Investors are advised to carefully consider the investment objective, risks, charges and expenses of the Company before investing. The prospectus dated April 12, 2023, which has been filed with the Securities and Exchange Commission (“SEC”), contains this and other information about the Company and should be read carefully before investing. An effective shelf registration statement relating to certain securities of the Company is on file with the SEC. Any offering may be made only by means of a prospectus and any accompanying prospectus supplement. Before you invest, you should read the base prospectus in that registration statement, the prospectus and any documents incorporated by reference therein, which the issuer has filed with the SEC, for more complete information about the Company and an offering. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov.

The information in the prospectus and in this announcement is not complete and may be changed. This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Past performance is not indicative of, or a guarantee of, future performance. The performance and certain other portfolio information quoted herein represents information as of dates noted herein. Nothing herein shall be relied upon as a representation as to the future performance or portfolio holdings of the Company. Investment return and principal value of an investment will fluctuate, and shares, when sold, may be worth more or less than their original cost. The Company’s performance is subject to change since the end of the period noted in this report and may be lower or higher than the performance data shown herein.

About MidCap Financial Investment Corporation

MidCap Financial Investment Corporation (NASDAQ: MFIC) is a closed-end, externally managed, diversified management investment company that has elected to be treated as a business development company under the 1940 Act. For tax purposes, the Company has elected to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended. The Company is externally managed by the Investment Adviser, an affiliate of Apollo Global Management, Inc. and its consolidated subsidiaries, a high-growth global alternative asset manager. The Company’s investment objective is to generate current income and, to a lesser extent, long-term capital appreciation. The Company primarily invests in directly originated and privately negotiated first lien senior secured loans to privately held U.S. middle-market companies, which the Company generally defines as companies with less than $75 million in earnings before interest, taxes, depreciation and amortization, as may be adjusted for market disruptions, mergers and acquisitions-related charges and synergies, and other items. To a lesser extent, the Company may invest in other types of securities including, first lien unitranche, second lien senior secured, unsecured, subordinated, and mezzanine loans, and equities in both private and public middle market companies. For more information, please visit www.midcapfinancialic.com

Forward-Looking Statements

Some of the statements in this press release constitute forward-looking statements because they relate to future events, future performance or financial condition. The forward-looking statements may include statements as to: future operating results of MFIC and distribution projections; business prospects of MFIC, and the prospects of its portfolio companies, if applicable; and the impact of the investments that MFIC expects to make. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this press release involve risks and uncertainties. Certain factors could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with: future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); changes in general economic conditions, including the impact of supply chain disruptions, tariffs and trade disputes with other countries, or changes in financial markets, and the risk of recession; changes in the interest rate environment and levels of general interest rates and the impact of inflation; the return on equity; the yield on investments; the ability to borrow to finance assets; new strategic initiatives; the ability to reposition the investment portfolio; the market outlook; future investment activity; and risks associated with changes in business conditions and the general economy. MFIC has based the forward-looking statements included in this press release on information available to it on the date hereof, and assumes no obligation to update any such forward-looking statements. Although MFIC undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that they may make directly to you or through reports that MFIC in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Contact

Elizabeth Besen

Investor Relations Manager

MidCap Financial Investment Corporation

212.822.0625

ebesen@apollo.com